Exhibit 10.4

EXECUTION COPY

COLLATERAL AGENCY AGREEMENT

among

HSBC BANK USA, NATIONAL ASSOCIATION,

in its capacity as Collateral Agent and Securities Intermediary

SOCIÉTÉ GÉNÉRALE,

in its capacity as Administrative Agent

SABINE PASS LNG, L.P.,

as Borrower

Dated as of February 25, 2005

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ARTICLE VII MISCELLANEOUS		31
7.01	No Waiver; Remedies Cumulative	31
7.02	Notices	31
7.03	Amendments	31
7.04	Benefit of Agreement; Successors and Assigns	31
7.05	Third-Party Beneficiaries	32
7.06	Counterparts	32
7.07	Effectiveness	32
7.08	Entire Agreement	32
7.09	Severability	32
7.10	Conflict with Other Agreements	32
7.11	Dealings With the Borrower	33
7.12	Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial	33
7.13	Termination	33
7.14	Reinstatement	33
7.15	Attorney-In-Fact	34

ATTACHMENTS

SCHEDULE I	-	Account Names and Numbers
SCHEDULE II	-	Schedule of Fees

EXHIBIT A	-	Form of Withdrawal/Transfer Certificate
EXHIBIT B	-	Form of Distribution Certificate
EXHIBIT C	-	Form of Secured Party Addition Agreement

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AGREEMENT

COLLATERAL AGENCY AGREEMENT (the “Agreement”), dated as of February 25, 2005 among SABINE PASS LNG, L.P., a Delaware limited partnership (the “Borrower”), HSBC BANK USA, NATIONAL ASSOCIATION, in its capacity as Collateral Agent (the “Collateral Agent”) and Securities Intermediary (the “Securities Intermediary”), and SOCIÉTÉ GÉNÉRALE, in its capacity as Administrative Agent (the “Administrative Agent”).

RECITALS

A. The Borrower has entered into that certain Credit Agreement, dated as of February 25, 2005 (as amended, modified and supplemented from time to time, the “Credit Agreement”), among the Borrower, the financial institutions from time to time parties thereto (collectively, “Lenders”), HSBC Bank USA, National Association, as Collateral Agent, and Société Générale, as Administrative Agent, pursuant to which the Lenders have agreed to make certain Loans to the Borrower in the amounts specified and on the terms and subject to the conditions set forth therein.

B. It is a condition precedent to the effectiveness of the Credit Agreement that the parties hereto shall have executed and delivered this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which is hereby expressly acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND OTHER MATTERS

1.01	Definitions. Unless otherwise defined herein, terms defined in Section 1.01 of the Credit Agreement are used herein (including the introductory paragraph and recitals of this Agreement) as defined therein. In addition, for purposes of this Agreement, the following terms shall have the following meanings:

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.

“Capacity Reservation Fees” shall have the meaning assigned to such term in the Omnibus Agreements.

“Collateral Accounts” means the Collateral Accounts set out in Section 2.02.

COLLATERAL AGENCY AGREEMENT

“Committed Available Amounts” means (a) cash actually deposited into the Insurance Proceeds Account or the Construction Account, respectively, by any Person or (b) irrevocable commitments to deposit cash into the Insurance Proceeds Account or the Construction Account, respectively, in the form of cash equity contributions to the Borrower by such a Person.

“Construction Account” has the meaning assigned to such term in Section 2.02(a)(i).

“Construction Payment Subaccount” has the meaning assiged to such term in Section 2.02(a)(x).

“Debt Service Accrual Account” has the meaning assigned to such term in Section 2.02(a)(v).

“Debt Service Reserve Account” has the meaning assigned to such term in Section 2.02(a)(iv).

“Depository Collateral” has the meaning assigned to such term in Section 2.03.

“Distribution Account” has the meaning assigned to such term in Section 2.02(a)(vii).

“Distribution Certificate” means a certificate substantially in the form of Exhibit B and delivered by the Borrower pursuant to Section 3.02(c)(ii).

“Executed Withdrawal/Transfer Certificate” has the meaning assigned to such term in Section 3.02(b).

“Income Tax Reserve Account” has the meaning assigned to such term in Section 2.02(a)(vi).

“Insurance Proceeds Account” has the meaning assigned to such term in Section 2.02(a)(ix).

“Monthly Transfer Date” means the 26th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Operating Account” has the meaning assigned to such term in Section 2.02(a)(iii).

“Payment Instruction” means an irrevocable written instruction delivered by the Borrower to the Collateral Agent directing that either: (a) a wire transfer be made or (b) a check be issued by the Collateral Agent, in each case from amounts available in cash and standing to the credit of a Collateral Account, such Payment Instruction to specify the amount of funds to be transferred and the Person or account to which such funds are to be transferred, which information and instructions shall be consistent in all material respects with that set out in the Executed Withdrawal/Transfer Certificate which transferred such amounts into such Account.

“Permitted Distribution” has the meaning assigned to such term in Section 4.07(b).

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“Punchlist” has the meaning assigned to such term in the EPC Contract.

“Punchlist Retention Subaccount” has the meaning assigned to such term in Section 2.02(a)(ii).

“Remedies Direction” means a written notice and instruction to the Collateral Agent from the Administrative Agent (acting on the direction of the Supermajority Lenders directing the Administrative Agent) to take the actions specified therein with respect to a Trigger Event which has occurred and is continuing.

“Required Accrual Amount” means an amount equal to the product of (1) one-sixth (1/6) of the Debt Service in respect of the Secured Obligations payable at the next succeeding Semi-Annual Date or Principal Payment Date (as applicable), multiplied by the number of months since the next preceding Semi-Annual Date or Principal Payment Date, as applicable.

“Restoration Plan” has the meaning set forth in Section 4.08(b)(iii).

“Restoration Work” has the meaning set forth in Section 4.08(b)(iii).

“Revenue Account” has the meaning assigned to such term in Section 2.02(a)(viii).

“Secured Party Addition Agreement” means an agreement substantially in the form of Exhibit C.

“Termination Date” means the date on which the Secured Parties have received final and indefeasible payment in full of all Secured Obligations and all other amounts owing to the Secured Parties under the Financing Documents.

“Trigger Event” means any Event of Default under the Credit Agreement which is designated as a “Trigger Event” by the Administrative Agent in writing to the Borrower and the Collateral Agent.

“Trigger Event Date” has the meaning assigned to such term in Section 3.04(a).

“Withdrawal Date” means any Monthly Transfer Date or any other date on which a withdrawal of transfer is to be made from a Collateral Account.

“Withdrawal/Transfer Certificate” means a certificate substantially in the form of Exhibit A and delivered by the Borrower pursuant to Section 3.02.

1.02	Interpretation.

(a)	Principles of Construction. The principles of construction and interpretation set forth in Sections 1.02 and 1.03 of the Credit Agreement shall apply to this Agreement as if set forth herein, mutatis mutandis.

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(b)	Withdrawals to Occur on a Business Day. In the event that any withdrawal, transfer or payment to or from any Collateral Account contemplated under this Agreement shall be required to be made on a day that is not a Business Day, such withdrawal, transfer or payment shall be made on the next succeeding Business Day.

1.03	Uniform Commercial Code. As used herein, the term “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires.

ARTICLE II

THE COLLATERAL AGENT AND THE ESTABLISHMENT OF THE ACCOUNTS

2.01	Collateral Agent.

(a)	Acceptance of Appointment of the Collateral Agent. The Collateral Agent is hereby appointed to act as Collateral Agent and it hereby agrees to act as Collateral Agent under the express terms of this Agreement. Each of the Administrative Agent and the Borrower hereby acknowledges that the Collateral Agent shall act solely as Collateral Agent under the express terms of this Agreement. The Collateral Agent is, and shall act as, the “Securities Intermediary” (within the meaning of Section 8-102(a)(14)(ii) of the UCC) with respect to the Collateral Accounts and pursuant to this Agreement.

(b)	Collateral Accounts Established. The Collateral Agent acknowledges, confirms and agrees that it has established the Collateral Accounts as set out in Section 2.02(a), which shall be maintained in the name of the Borrower but under the exclusive “control” (within the meaning of Section 8-106(d) of the UCC) of the Collateral Agent at all times until the termination of this Agreement.

(c)	Confirmation and Agreement. The Collateral Agent acknowledges, confirms and agrees that, as of the Closing Date and as of each date on which any Collateral Account is established pursuant to this Agreement:

(i)	each Collateral Account is a “securities account” (within the meaning of Section 8-501 of the UCC) in respect of which the Collateral Agent is a securities intermediary and to the extent of any cash credited to such Collateral Account is a “deposit account” (within the meaning of Section 9-102 of the UCC);

(ii)	the Collateral Agent is the “entitlement holder” (within the meaning of 8-102(a)(7) of the UCC) of all “security entitlements” (within the meaning of 8-102(a)(17) of the UCC) carried in or credited to the Collateral Accounts;

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(iii)	all property delivered to the Collateral Agent pursuant to this Agreement will be promptly credited to a Collateral Account;

(iv)	all “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) in registered form or payable to or to the order of and credited to any Collateral Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Collateral Agent or in blank, or credited to another securities account maintained in the name of the Collateral Agent;

(v)	the Collateral Agent shall promptly comply with all written instructions (including instructions directing the disposition of funds or financial assets) and/or “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC) originated by the Administrative Agent with respect to any Collateral Account; and

(vi)	the Collateral Agent shall not change the name or account number of any Collateral Account without the prior written consent of the other Agents and the Borrower.

(d)	Financial Assets Election. The Collateral Agent agrees that each item of property (whether cash, a security, an instrument or obligation, share, participation, interest or other property whatsoever) credited to any Collateral Account shall be treated as a financial asset under Article 8 of the UCC.

(e)	Entitlement Orders; Control. The parties to this Agreement hereby agree that until the Collateral Agent’s obligations under this Agreement shall terminate in accordance with the terms hereof, the Collateral Agent shall have “control” (within the meaning of Section 8-106(d) of the UCC) of the Borrower’s security entitlements with respect to the financial assets credited to the Collateral Accounts.

(f)	Degree of Care; Liens. The Collateral Agent shall exercise the same degree of care in administering the funds held in the Collateral Accounts and the investments purchased from such funds in accordance with the terms of this Agreement as the Collateral Agent exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by applicable law. The Collateral Agent shall perform its obligations hereunder in accordance with generally accepted banking industry standards. The Collateral Agent is not party to and shall not execute and deliver, or otherwise become bound by, any agreement under which the Collateral Agent agrees with any Person to comply with entitlement orders or instructions originated by such Person relating to any of the Collateral Accounts or the security entitlements that are the subject of this Agreement. The Collateral Agent shall not grant or suffer to exist any lien, pledge or security interest in any financial asset that is the subject of any security entitlement that is the subject of this Agreement and shall, if any such lien, pledge or security interest shall nevertheless be created, cause the prompt release or discharge of the same.

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(g)	Subordination of Lien; Waiver of Set-Off. The financial assets standing to the credit of the Collateral Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent (except to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Collateral Accounts, and the Borrower hereby authorizes the Collateral Agent to debit the relevant Collateral Account(s) for such amounts).

(h)	No Other Agreements. Neither the Collateral Agent nor the Borrower have entered or will enter into any agreement with respect to any Collateral Account or any security entitlements or any financial assets carried in or credited to any Collateral Account, other than this Agreement and the other Financing Documents.

(i)	Notice of Adverse Claims. The Collateral Agent hereby represents that, except for the claims and interests of the Borrower in each of the Collateral Accounts, the Collateral Agent, as of the Closing Date, has no knowledge of, and has received no notice of any claim to, or interest in, any Collateral Account or in any security entitlement or financial asset carried therein or credited thereto. If any Person asserts any lien (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Collateral Account or in any security entitlement or financial asset carried therein or credited thereto and if the Collateral Agent has notice of such assertion, the Collateral Agent will promptly notify the other Agents and the Borrower thereof.

(j)	Rights and Powers of the Collateral Agent. The rights and powers granted to the Collateral Agent by the Secured Parties have been granted in order to perfect the lien of the Secured Parties in the Collateral Accounts and the security entitlements and financial assets carried therein or credited thereto.

2.02	The Collateral Accounts.

(a)	Establishment of Collateral Accounts. As of the Closing Date, the Collateral Agent has established the following special, segregated and irrevocable collateral accounts at its offices located in New York City bearing the names and account numbers identified in Schedule I (such accounts, collectively, the “Collateral Accounts”) (each such Collateral Account being a securities account) each of which shall be maintained at all times by the Collateral Agent until the termination of this Agreement in accordance with Section 7.13 (unless this Agreement otherwise expressly contemplates closure of such Collateral Account prior to the date of the termination of this Agreement):

(i)	the Construction Account (the “Construction Account”);

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(ii)	the Punchlist Retention Subaccount (the “Punchlist Retention Subaccount”), a sub-account of the Construction Account;

(iii)	the Operating Account (the “Operating Account”);

(iv)	the Debt Service Reserve Account (the “Debt Service Reserve Account”);

(v)	the Debt Service Accrual Account (the “Debt Service Accrual Account”);

(vi)	the Income Tax Reserve Account (the “Income Tax Reserve Account”);

(vii)	the Distribution Account (the “Distribution Account”);

(viii)	the Revenue Account (the “Revenue Account”);

(ix)	the Insurance Proceeds Account (the “Insurance Proceeds Account”); and

(x)	the Construction Payment Subaccount (the “Construction Payment Subaccount”).

(b)	Account Names and Numbers. The names and account numbers of the Collateral Accounts established hereunder on or prior to the Closing Date are set out on Schedule I. The Collateral Agent shall advise the Agent and the Borrower in writing of the account name and number of any Collateral Account established hereunder by the Collateral Agent and the Borrower, if any, after the Closing Date.

(c)	No Other Accounts. The Borrower shall not open or maintain or cause to be opened or maintained with any bank or other financial institution any deposit, savings or other account other than the Collateral Accounts, the account held by the Borrower at JPMorgan Chase (f/k/a Bank One) with the account name of Sabine Pass LNG, LP and account number 653519421, provided that such account shall be closed by the Borrower and the remaining balance transferred to the Construction Account upon the clearance of all checks issued in respect of such account as of the Closing Date and any other accounts expressly permitted by the Financing Documents or otherwise established with the consent of the Collateral Agent.

(d)	Collateral Accounts Constitute Collateral.

(i)	Each Collateral Account and all amounts from time to time held in such Collateral Account shall be subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

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(ii)	Each Collateral Account and all amounts from time to time held in such Collateral Account shall be held in the custody of, and maintained by the Collateral Agent for the purposes and on the express terms set out in this Agreement. All such amounts shall constitute a part of the Depository Collateral and shall not constitute payment of any Secured Obligations or any other obligations of the Borrower until expressly applied thereto in accordance with the provisions of this Agreement or the Credit Agreement.

(e)	Standing Instructions. The Borrower and the Administrative Agent hereby irrevocably instruct and authorize the Collateral Agent to deposit funds (promptly upon receipt thereof) into, and transfer and withdraw funds from, the Collateral Accounts in accordance with the terms of this Agreement and the other Financing Documents.

2.03	Grant of Lien on Collateral Accounts. As collateral security for the prompt and complete payment and performance when due of the Secured Obligations, the Borrower has, pursuant to the Security Agreement, assigned, granted and pledged to the Collateral Agent on behalf of and for the benefit of the Secured Parties, a security interest in (a) each Collateral Account and (b) all cash, investments, investment property, securities or other property at any time on deposit in or credited to any Collateral Account, including all income or gain earned thereon and any proceeds thereof (the “Depository Collateral”).

ARTICLE III

PROVISIONS APPLICABLE TO COLLATERAL ACCOUNTS

3.01	Permitted Investments.

(a)

Permitted Investments. Pending the application of funds in accordance with Articles III and IV, funds held in any Collateral Account shall be invested and reinvested by the Collateral Agent upon written direction of the Borrower (which may be in the form of a standing instruction) only in Permitted Investments, and with respect to those amounts next anticipated to be transferred or withdrawn, having a scheduled maturity no later than such next anticipated cash withdrawal or transfer from such Collateral Account; provided, however, that: (i) upon the receipt by the Borrower of notice of a Trigger Event delivered by the Administrative Agent pursuant to Section 3.04 and unless otherwise directed therein, or (ii) in the event of any failure by the Borrower to so direct the Collateral Agent in writing on or prior to the day on which any funds are (A) received by the Collateral Agent or (B) transferred between Collateral Accounts in accordance with this Agreement as to the investment of such funds, such investments and reinvestments shall be made by the Collateral Agent in Permitted Investments of the type referred to in clause (f) of the definition of “Permitted Investments”. All funds in a Collateral Account that are invested pursuant to this Section 3.01(a) shall be deemed to be held in such Collateral

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Account for purposes of this Agreement and the other Financing Documents and shall constitute part of the Collateral. The Borrower shall bear all risk of loss of capital from investments in Permitted Investments.

(b)	Liability of Collateral Agent.

(i)	Other than with respect to Permitted Investments required to be invested by the Collateral Agent in accordance with the proviso in Section 3.01(a), the Collateral Agent shall not have any duty to determine whether any investment or reinvestment of monies in any Collateral Account satisfies the criteria set out in the definition of “Permitted Investment”.

(ii)	The Collateral Agent shall not be liable for any loss resulting from any investment in any Permitted Investment or the sale, disposition, redemption or liquidation of such investment or by reason of the fact that the proceeds realized in respect of such sale, disposition, redemption or liquidation were less than that which might otherwise have been obtained.

(c)	Liquidation to Make Disbursements. If and when cash is required for the making of any transfer, disbursement or withdrawal in accordance with Articles III and IV, the Borrower shall cause Permitted Investments to be sold or otherwise liquidated into cash (without regard to maturity) as and to the extent necessary in order to make such transfers, disbursements or withdrawals required pursuant to Articles III and IV by giving written notice of such sale or liquidation to the Collateral Agent. In the event any such investments are redeemed prior to the maturity thereof, the Collateral Agent shall not be liable for any loss or penalties relating thereto.

(d)	Income from Investments. The proceeds from the investment of monies in any Collateral Account in Permitted Investments shall be deposited by the Collateral Agent into the Revenue Account on or before the second Business Day following the month in which such interest, gain or other amount is earned and received; provided that for the avoidance of doubt, such proceeds shall consist of interest, gain and other amounts received in respect of an investment of principal and not the principal itself. Any interest, gain or other amount of income earned on Permitted Investments shall be for the account of the Borrower for income tax purposes.

3.02	Withdrawal and Transfer Procedure.

(a)	Maintenance of Funds in Accounts; Withdrawals. Until withdrawn or transferred pursuant to and in accordance with this Agreement, any amounts deposited into a Collateral Account (other than income from investments transferred to the Revenue Account pursuant to Section 3.01(d)) shall be held in such Collateral Account. All withdrawals and transfers from any Collateral Account shall be made in accordance with the provisions of Articles III and IV.

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(b)	Withdrawal/Transfer Certificate. Except as otherwise expressly provided herein, the Borrower shall not be entitled to request withdrawals or transfers of monies from any Collateral Account without having provided a Withdrawal/Transfer Certificate authorizing such withdrawal and/or transfer. Withdrawals or transfers from any Collateral Account (except as otherwise expressly provided herein) shall be made by the Collateral Agent following receipt of (and in accordance with) a Withdrawal/Transfer Certificate signed by the Borrower and countersigned by the Administrative Agent (an “Executed Withdrawal/Transfer Certificate”). Each Withdrawal/Transfer Certificate shall request withdrawals and transfers to and from Collateral Accounts in the amounts, at the times and in the order of priority set out in Article IV.

(c)	Delivery to Agent and Form of Withdrawal/Transfer Certificate. On the Funding Date and no later than five Business Days prior to each Monthly Transfer Date, at least five Business Days prior to the Final Funding Date, the Borrower shall deliver for purposes of any withdrawal or transfer on the next succeeding Withdrawal Date (unless no withdrawal or transfer is anticipated in respect of such Withdrawal Date):

(i)	to each Agent a Withdrawal/Transfer Certificate signed by an Authorized Officer of the Borrower specifying:

(A)	each Collateral Account from which a withdrawal or transfer is requested and, in the case of any transfer, the relevant Collateral Account(s) to which, and/or other Person(s) to whom, such transfer is to be made;

(B)	the amount requested to be withdrawn or transferred from each such Collateral Account (and the calculation thereof, if required, in accordance with the relevant provisions of Article IV);

(C)	the relevant Withdrawal Date on which such withdrawal or transfer is to be made;

(D)	the purpose for which the amount so withdrawn or transferred is to be applied (if not evident from the nature of the payment or identity of the intended payee); and

(E)	all other information required to be provided in such Withdrawal/Transfer Certificate under, or to evidence compliance with, the relevant provisions of Articles III and IV; and

(ii)	to each Agent, in the event that the applicable Withdrawal/Transfer Certificate shall request any transfers, payments or withdrawals constituting Restricted Payments, a Distribution Certificate.

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(d)	Agents’ Review of Certificates; Delivery to Collateral Agent.

(i)	In the event that, prior to the relevant Withdrawal Date, the Administrative Agent shall determine that either or both: (A) any amounts specified in a Withdrawal/Transfer Certificate (or an amended Withdrawal/Transfer Certificate, as applicable) have been incorrectly calculated; and/or (B) such Withdrawal/Transfer Certificate (or an amended Withdrawal/Transfer Certificate, as applicable) is inconsistent with, or otherwise fails to satisfy the requirements of, the provisions of this Agreement and the other Financing Documents, the Administrative Agent shall notify the Collateral Agent and the Borrower in writing promptly but in no case later than the third Business Day following the Administrative Agent’s receipt of such Withdrawal/Transfer Certificate and may either (I) return such Withdrawal/Transfer Certificate (or such amended certificate, as applicable) to the Borrower with its determinations noted thereon; or (II) in consultation with the Borrower, make such corrections as it reasonably deems necessary to satisfy the requirements of this Agreement. In the event that the Administrative Agent makes any revisions to a Withdrawal/Transfer Certificate as described above, it shall promptly provide a copy of the same, as so revised, to the Collateral Agent and the Borrower. The Administrative Agent and the Borrower will endeavor to agree and complete the final form Withdrawal/Transfer Certificate (or any amended or corrected certificate), and deliver such certificate to the Collateral Agent, no later than the Business Day prior to the Withdrawal Date to which such certificate relates.

(ii)	The Administrative Agent and the Collateral Agent each shall countersign any accepted Withdrawal/Transfer Certificate (or any amended or corrected Withdrawal/Transfer Certificate, as applicable) (which acceptance or counter-signature shall not be unreasonably withheld or delayed), and the Collateral Agent shall implement such Executed Withdrawal/Transfer Certificate (or such amended or corrected certificate, as applicable) in accordance with Section 3.02(e) and the other provisions of this Agreement.

(iii)	Nothing in this Section 3.02(d) shall preclude any Agent from consulting with the Borrower, any Secured Party or any consultant or expert advisor in making its determinations with respect to the accuracy of any Withdrawal/Transfer Certificate (or any amended or corrected Withdrawal/Transfer Certificate, as applicable).

(e)	Implementation of Withdrawal/Transfer Certificate. Except as otherwise provided in this Agreement, following receipt of an Executed Withdrawal/Transfer Certificate, the Collateral Agent shall pay or transfer the amount(s) specified in such Withdrawal/Transfer Certificate by initiating such payment or transfer not later than 11:30 a.m. (New York time) on the Withdrawal Date set out in such Withdrawal/Transfer Certificate for such payment or transfer

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(or if such certificate is not received by the Collateral Agent at least one Business Day prior to such Withdrawal Date, by 11:30 a.m. (New York time) on the next succeeding Business Day following delivery of such Withdrawal/Transfer Certificate to the Collateral Agent).

(f)	Failure of the Borrower to Submit Withdrawal/Transfer Certificate. Notwithstanding any other provision of this Agreement to the contrary, if at any time the Borrower fails to timely submit or cause to be timely submitted an Executed Withdrawal/Transfer Certificate to the Collateral Agent for the withdrawal, transfer or payment of amounts to any Collateral Account or Person, the Collateral Agent may (but shall not be obligated to) effect any withdrawal, transfer or payment, as the case may be, of any amounts then due and payable or required to be transferred pursuant to the terms of this Agreement or any other Financing Document. The Collateral Agent shall, as soon as practicable, provide written notice to the Borrower regarding any such withdrawals, transfer or payments.

3.03	Transfer of Amounts. Amounts improperly or inadvertently deposited into any Collateral Account shall be transferred by the Collateral Agent into the correct Collateral Accounts. Any withdrawals and transfers hereunder shall only be made to the extent that sufficient funds are then available (including as Permitted Investments) in the Collateral Account from which such withdrawal is to be made.

3.04	Trigger Event.

(a)	The Trigger Event Date. Notwithstanding anything in this Agreement to the contrary, on and after receipt by the Collateral Agent and the Borrower of written notice from the Administrative Agent that a Trigger Event has occurred and is continuing (the date of such notice, the “Trigger Event Date”): (i) no transfer or withdrawal of funds from any Collateral Account shall be requested by the Borrower or implemented by the Collateral Agent pursuant to any Withdrawal/Transfer Certificate or otherwise, and (ii) such funds shall be retained in the applicable Collateral Account for application by the Collateral Agent in accordance with a Remedies Direction.

(b)	Accounting. Promptly upon receipt of notice of the occurrence of (but no later than two Business Days after) any Trigger Event Date, the Collateral Agent shall render an accounting to the other Agents and the Borrower of all monies in the Collateral Accounts as of the Trigger Event Date. Such accounting may be satisfied by delivery to the other Agents and the Borrower of the most recently available bank statement for such Collateral Account (including any electronically available statement) and a transaction or activity report for each Collateral Account covering the period from the closing date of the last statement through the delivery date thereof.

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3.05	Distribution of Collateral Proceeds.

(a)	Priority of Payments. Upon the occurrence and during the continuation of a Trigger Event and following delivery of a Remedies Direction to the Collateral Agent in connection with the sale, disposition or other realization, collection or recovery of any amounts in the Collateral Accounts or any other Collateral (or any portion thereof), the Collateral Agent shall apply the proceeds of such sale, disposition, or other realization, collection or recovery toward the payment of the Secured Obligations in the following order of priority:

(i)	first, to any fees, costs, charges and expenses then due and payable to the Administrative Agent, the Collateral Agent and the Securities Intermediary under any Financing Document pro rata based on such respective amounts then due to such Persons;

(ii)	second, to the respective outstanding fees, costs, charges and expenses then due and payable to the Secured Parties under any Financing Document pro rata based on such respective amounts then due to such Persons;

(iii)	third, to any accrued but unpaid Interest Expense owed to the Secured Parties on the Secured Obligations pro rata based on such respective amounts then due to the Secured Parties;

(iv)	fourth, to the respective overdue principal and other Debt Service with respect to the Secured Obligations owed to the Secured Parties under the Credit Agreement, pro rata based on such respective amounts then due to the Secured Parties;

(v)	fifth, to the unpaid principal and other Debt Service with respect to the Secured Obligations then due and payable to the Secured Parties under the Credit Agreement, pro rata based on such respective amounts then due to the Secured Parties; and

(vi)	sixth, after final payment in full of the amounts described in this Section 3.05 and the Termination Date shall have occurred, in accordance with Section 3.07.

(b)	Borrower Remains Liable for Deficiency. It is understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Depository Collateral and any other Collateral and the aggregate of the sums referred to in clauses first through fifth of paragraph (a) above.

3.06	Closing of Collateral Accounts. At any point prior to the Termination Date and subject to the other terms and conditions of this Agreement, if the Borrower requests in writing (and the Administrative Agent consents thereto in writing) at any time after the date on which a Collateral Account is no longer intended to be utilized pursuant to this Agreement that such Collateral Account be closed, the Administrative Agent shall direct

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the Collateral Agent to close such Collateral Account and transfer any amount standing to the credit of that Collateral Account (together with any accrued interest or profit on or income from such amount) to the Revenue Account for application pursuant to Section 4.02(b).

3.07	Disposition of Collateral Accounts upon Termination Date. Upon the Termination Date, the Collateral Agent shall pay any sums remaining in the Collateral Accounts to the order of the Borrower or as otherwise required by applicable law upon receipt of a certificate of an authorized officer of the Borrower certifying that the Termination Date has occurred, which certificate shall be acknowledged by the Administrative Agent and the Collateral Agent (which acknowledgement shall not be unreasonably withheld or delayed).

ARTICLE IV

THE COLLATERAL ACCOUNTS

4.01	Construction Account and Punchlist Retention Subaccount.

(a)	Deposits to Construction Account. The following amounts shall be deposited into the Construction Account:

(i)	the Equity Contribution Amount;

(ii)	the proceeds of all Loans made pursuant to the Credit Agreement (other than Loans used to pay Debt Service, which amounts shall be advanced directly to the Secured Parties entitled thereto);

(iii)	Capacity Reservation Fees payable pursuant to the Omnibus Agreements received between the Closing Date and the Final Funding Date;

(iv)	each other contribution by any Person prior to the Term Conversion Date for the purposes of paying Project Costs; and

(v)	deposits from the Revenue Account pursuant to Section 4.02(b)(ii) below.

If any such amounts are remitted to the Borrower, the Borrower shall hold such amounts in trust for the Collateral Agent and shall, as promptly as possible after the receipt thereof, remit such amounts to the Collateral Agent for deposit in the Construction Account, with any necessary endorsements.

(b)	Transfers or Payments from the Construction Account Prior to the Final Funding Date. Prior to the Final Funding Date, on each Monthly Transfer Date, subject to Section 3.05, the Collateral Agent shall, provided that it has received an Executed Withdrawal/Transfer Certificate in relation thereto, make the following withdrawals and transfers of amounts to the extent then available in the Construction Account as specified in and in accordance with such Executed Withdrawal/Transfer Certificate in the following order of priority:

(i)	First, to the account of the EPC Contractor or such other Person or account specified therein, the amounts specified in the Executed Withdrawal/Transfer Certificate and certified therein to be equal to the Project Costs then due and payable;

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(ii)	Second, after making the withdrawal and transfer above, to the Construction Payment Subaccount, the amounts specified in the Executed Withdrawal/Transfer Certificate and certified therein to be equal to the Project Costs due and payable within a 30-day period from the Withdrawal Date;

(iii)	Third, on each Monthly Transfer Date prior to the Term Conversion Date, after making the withdrawals and transfers above, to the Operating Account an amount set forth on the Executed Withdrawal/Transfer Certificate (without duplication of any amounts transferred pursuant to Section 4.02(b)(i)) and certified therein to be equal to the Operation and Maintenance Expenses then due and payable or to become due and payable within the next 30 days, net of any surplus remaining in the Operating Account from prior deposit of funds therein;

(iv)	Fourth, after making the withdrawals and transfers above, to pay to each Secured Party entitled thereto, all Debt Service and all fees, costs, indemnities and expenses then due and payable to such Person pursuant to the Financing Documents; and

(v)	Fifth, after making the withdrawals and transfers above, on the Funding Date, to the Pledgors an amount equal to the portion of Project Costs reasonably expended by or on behalf of the Borrower in excess of the Equity Contribution Amount (including any Estimated Amounts).

(c)	Transfers or Payments from the Construction Account on and after the Final Funding Date. Subject to Section 3.05, on the Final Funding Date and, in the case of transfers pursuant to clause first, on each Monthly Transfer Date thereafter, the Collateral Agent shall, provided that it has received an Executed Withdrawal/Transfer Certificate in relation thereto, make the following withdrawals and transfers of amounts to the extent then available in the Construction Account as specified in and in accordance with such Executed Withdrawal/Transfer Certificate in the following order of priority:

(i)	First, if applicable, to the account of the EPC Contractor or such other Person or account specified therein the amounts specified in the Executed Withdrawal/Transfer Certificate and certified therein to be equal to the Project Costs then due and payable;

(ii)	Second, after making the withdrawal and transfer above, to the Construction Payment Subaccount, the amounts specified in the Executed Withdrawal/Transfer Certificate and certified therein to be equal to the Project Costs due and payable on or prior to Final Completion;

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(iii)	Third, after making the withdrawals and transfers above, if applicable, to the Punchlist Retention Subaccount an amount specified in the Executed Withdrawal/Transfer Certificate and certified therein to be equal to the total cost of the Punchlist items as notified by the EPC Contractor to the Borrower pursuant to Section 11.6B of the EPC Contract;

(iv)	Fourth, after making the withdrawals and transfers above, to pay to each Secured Party entitled thereto, all fees, costs, indemnities and expenses then due and payable to such Person pursuant to the Financing Documents;

(v)	Fifth, after making each applicable withdrawal and transfer above, to the Debt Service Reserve Account, an amount necessary such that the balance in the Debt Service Reserve Account is equal to the Required Debt Service Reserve Amount; and

(vi)	Sixth, after making each applicable withdrawal and transfer above, any remaining amounts to the Pledgors until the Debt to Equity ratio, after giving effect to the aggregate borrowings pursuant to the Credit Agreement, is no greater than 80:20, and thereafter to the Pledgors and the Secured Parties (for application to the principal amount of the Secured Obligations) in such proportion as to maintain a Debt to Equity ratio of no greater than 80:20.

(d)	Construction Payment Subaccount. Subject to Section 3.05, all amounts from time to time on deposit in the Construction Payment Subaccount shall be available at all times to the Borrower to be applied solely for the payment when due of Project Costs. Upon the receipt of a Payment Instruction, the Collateral Agent shall transfer funds from the Construction Payment Subaccount on the date (provided that the date specified for payment must be at least one (1) Business Day following receipt by the Collateral Agent), in the amount and to the Person or account specified therein.

(e)	Punchlist Retention Subaccount. Subject to Section 3.05, funds on deposit in the Punchlist Retention Subaccount may be withdrawn by the Borrower at any time upon delivery to the Collateral Agent of an Executed Withdrawal/Transfer Certificate to be applied in payment of all costs in connection with completion of the Punchlist items to be completed under the EPC Contract after the Final Funding Date.

(f)	Excess Amounts. Upon Final Completion pursuant to the EPC Contract, any amount remaining in the Construction Account, Construction Payment Subaccount or the Punchlist Retention Subaccount shall be transferred by the Collateral Agent upon receipt of an Executed Withdrawal/Transfer Certificate to the Revenue Account for application as set forth in Section 4.02.

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(g)	Capacity Reservation Fees. Notwithstanding the foregoing provisions of this Section 4.01, all Capacity Reservation Fees received by the Collateral Agent from the Funding Date to the Final Funding Date, shall be transferred to the Distribution Account.

4.02	Revenue Account.

(a)	Deposits to the Revenue Account. The Borrower shall or shall cause the following amounts to be deposited in the Revenue Account:

(i)	all Project Revenues received at any time by or on behalf of the Borrower;

(ii)	the proceeds of all Permitted Indebtedness other than the Loans under the Credit Agreement; and

(iii)	all other amounts received at any time by or on behalf of the Borrower (including, without limitation, all payments in respect of Permitted Swap Agreements and all proceeds of Collateral received by the Collateral Agent pursuant to an exercise of remedies in accordance with the Financing Documents).

Notwithstanding the foregoing, in the event that any such payments, proceeds or other amounts constituting Project Revenues are received by the Borrower, the Borrower shall promptly pay, endorse, transfer and deliver the same to the Collateral Agent for deposit to the Revenue Account, and, until such delivery, the Borrower shall hold such payments and other amounts in trust for the Collateral Agent.

(b)	Transfers and Payments from the Revenue Account Prior to the Term Conversion Date. Prior to the Term Conversion Date, on each Monthly Transfer Date, the Collateral Agent shall, subject to Section 3.05, provided that it has received an Executed Withdrawal/Transfer Certificate in relation thereto and in each case without duplication of any amount transferred pursuant to Section 4.01(b), make the following withdrawals and transfers of amounts to the extent then available in the Revenue Account, as specified and in accordance with such Executed Withdrawal/Transfer Certificate in the following order of priority:

(i)	First, to the Operating Account an amount set forth on the Executed Withdrawal/Transfer Certificate and certified therein to be equal to the amount necessary to pay Operation and Maintenance Expenses then due and payable;

(ii)

Second, after making the withdrawal and transfer above, to the Construction Payment Subaccount Account to pay any Project Costs in an amount set forth on the Executed Withdrawal/Transfer Certificate and

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certified therein to be equal to Project Costs due or to become due and payable in the next succeeding 30-day period and not otherwise funded from the Construction Account pursuant to Section 4.01(b)(i);

(iii)	Third, after making each applicable withdrawal and transfer above, to pay each Secured Party entitled thereto, all Debt Service and all fees, costs, indemnities and expenses then due and payable to such Person pursuant to the Financing Documents and not otherwise funded from the Construction Account pursuant to Section 4.01(b)(iv); and

(iv)	Fourth, after making each applicable withdrawals and transfers above, to the Punchlist Retention Subaccount, an amount, if any, set forth on the Executed Withdrawal/Transfer Certificate and certified therein to be equal to the difference between the proceeds of the final Loan under the Credit Agreement and the cost of Punchlist items notified by the EPC Contractor to the Borrower pursuant to Section 11.6B of the EPC Contract;

provided, that in the case of paragraphs (ii) and (iv) above, the Borrower shall have (a) delivered to the Independent Engineer and the Administrative Agent all invoices in relation thereto, and (b) received written approval of the Administrative Agent (acting in consultation with the Independent Engineer) for such withdrawal and transfer.

(c)	Withdrawals from the Revenue Account following the Term Conversion Date. Subject to Section 3.05, on each Monthly Transfer Date on or following the Term Conversion Date, the Collateral Agent shall, provided that it has received an Executed Withdrawal/Transfer Certificate in relation thereto, make the following withdrawals and transfers of amounts to the extent then available in the Revenue Account, as specified in and in accordance with such Executed Withdrawal/Transfer Certificate in the following order of priority:

(i)	First, to the Operating Account an amount set forth on the Executed Withdrawal/Transfer Certificate and certified therein to be equal to the Operation and Maintenance Expenses then due and payable or to become due and payable within the next 30 days, net of any surplus remaining in the Operating Account from prior deposits of funds therein;

(ii)	Second, after making the withdrawal and transfer above, to the Borrower in an amount set forth on the Executed Withdrawal/Transfer Certificate and certified therein to be equal to any Emergency Capital Expenditures, provided, that the Borrower may request withdrawals from the Revenue Account for the purposes of making Emergency Capital Expenditures on any date other than a Monthly Transfer Date upon delivery of an Executed Withdrawal/Transfer Certificate and receipt of the written approval of the Agent and the Independent Engineer;

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(iii)	Third, after making each applicable withdrawal and transfer above, to each Secured Party entitled thereto, all fees, costs, indemnities and expenses and unscheduled payments (other than prepayments of principal (and interest thereon) of Loans) then due and payable to such Person in accordance with the terms of the Financing Documents;

(iv)	Fourth, after making each applicable withdrawal and transfer above, to the Debt Service Accrual Account, an amount set forth on the Executed Withdrawal/Transfer Certificate and certified therein to be equal to (A) one-sixth (1/6th) of the Debt Service in respect of the Secured Obligations due on the immediately succeeding Principal Payment Date and (B) all other regularly scheduled Debt Service due or to become due and payable in the next succeeding 30-day period;

(v)	Fifth, after making each applicable withdrawal and transfer above, to the Debt Service Reserve Account, an amount set forth on the Executed Withdrawal/Transfer Certificate and certified therein to be equal to the amount equal to the difference, if any, between the amount on deposit in the Debt Service Reserve Account and the Required Debt Service Reserve Amount;

(vi)	Sixth, after making each applicable withdrawal and transfer above, to the Income Tax Reserve Account an amount set forth on the Executed Withdrawal/Transfer Certificate and certified therein to be equal to one third of the amount that would be due as a quarterly estimated payment in respect of federal income tax and state income and franchise tax liability that would have accrued if the Borrower were a corporation subject to federal income tax and state income and franchise tax; provided that in the case of the fourth calendar quarter, such estimated payment will be adjusted to take into account any increase or decrease in the estimated federal and state income and franchise tax liability of the immediately preceding annual tax reporting period;

(vii)	Seventh, after making each applicable withdrawal and transfer above, to the Borrower in the amount set forth on the Executed Withdrawal/Transfer Certificate, any Permitted Capital Expenditures described in paragraph (b) of the definition thereof; and

(viii)	Eighth, after making each applicable withdrawal and transfer above, to the Distribution Account an amount set forth on the Executed Withdrawal/Transfer Certificate and certified therein to be equal to the full remaining amount on deposit in the Revenue Account.

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4.03	Operating Account.

(a)	Deposits. There shall be deposited to the Operating Account the amounts distributed from the Revenue Account pursuant to Sections 4.01(b)(iii), 4.02(b)(i) and Section 4.02(c)(i) above.

(b)	Withdrawals from the Operating Account. Subject to Section 3.05, all amounts from time to time on deposit in the Operating Account shall be available at all times to the Borrower to be applied solely for the payment when due and payable of Operation and Maintenance Expenses. Upon the receipt of a Payment Instruction, the Collateral Agent shall transfer funds from the Operating Account on the date (provided that the date specified for payment must be at least one (1) Business Day following receipt by the Collateral Agent), in the amount and to the Person or account specified therein.

4.04	Debt Service Accrual Account.

(a)	Deposits to the Debt Service Accrual Account. There shall be deposited to the Debt Service Accrual Account (i) the amounts distributed from the Revenue Account pursuant to Section 4.02(c)(iv), (ii) the amounts transferred from time to time from the Debt Service Reserve Account pursuant to Section 4.05(b), (iii) any amounts contributed from time to time by the Borrower, any Pledgor or any other Person for the purposes of paying Debt Service and (iv) all other amounts from time to time paid to the Collateral Agent in respect of prepayments of the Secured Obligations including, without limitation, the net available amount of all sales of assets not otherwise permitted pursuant to Section 8.11(a) of the Credit Agreement.

(b)	Withdrawals from the Debt Service Accrual Account.

(i)	On each Semi-Annual Date or Principal Payment Date as applicable, amounts on deposit in the Debt Service Accrual Account shall be applied (to the extent then available) by the Collateral Agent in payment of all Debt Service in respect of the Secured Obligations due and payable as of such date;

(ii)	On any date on which a prepayment in respect of the Secured Obligations pursuant to the terms of this Agreement or the Credit Agreement is scheduled to be made, amounts on deposit in the Debt Service Accrual Account in respect of such prepayment shall be applied by the Collateral Agent in payment or prepayment of all such Secured Obligations;

(iii)

On each Monthly Transfer Date, the Collateral Agent shall, provided (A) it has received an Executed Withdrawal/Transfer Certificate in relation thereto and (B) after giving effect to such withdrawal, amounts on deposit in the Debt Service Accrual Account shall be equal to the Required Accrual Amount, make the following withdrawals and transfers of amounts to the extent then available in the Debt Service Accrual

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Account, as specified in and in accordance with such Executed Withdrawal/Transfer Certificate in the following order of priority:

(I)	First, regularly scheduled payment to each counterparty to a Permitted Swap Agreement an amount set forth in the Executed Withdrawal/Transfer Certificate and certified therein to be equal to all amounts due and payable in respect of the Permitted Swap Agreements;

(II)	Second, after making the withdrawals and transfers above, for payment to each provider thereof an amount set forth in the Executed Withdrawal/Transfer Certificate and certified therein to be equal to all amounts due and payable in respect of all Permitted Indebtedness described in Section 8.16(a)(ii) of the Credit Agreement;

(III)	Third, after making the withdrawals and transfers above, for payment to each provider thereof an amount set forth in the Executed Withdrawal/Transfer Certificate and certified therein to be equal to all amounts due and payable in respect of all other Permitted Indebtedness.

4.05	Debt Service Reserve Account.

(a)	Deposits. There shall be deposited to the Debt Service Reserve Account the amounts distributed pursuant to Section 4.01(c)(v) and Section 4.02(c)(v) above.

(b)	Withdrawals from the Debt Service Reserve Account. If, on any date on which the Debt Service in respect to Secured Obligations is due and payable, the amounts on deposit in the Debt Service Accrual Account are not sufficient to pay the full amount of such Debt Service then due and payable, the Collateral Agent shall withdraw from the Debt Service Reserve Account an amount equal to such deficiency and transfer such amounts to the Debt Service Accrual Account to be applied in payment thereof.

4.06	Income Tax Reserve Account.

(a)	Deposits to the Income Tax Reserve Account. There shall be deposited to the Income Tax Reserve Account the amounts distributed from the Revenue Account pursuant to Section 4.02(c)(vi) above.

(b)	Withdrawals from the Income Tax Reserve Account. Subject to Section 3.05, all amounts from time to time on deposit in the Income Tax Reserve Account shall be available on a quarterly basis to the Borrower for distribution to the Pledgors by delivery of an Executed Withdrawal/Transfer Certificate to the Collateral Agent instructing that amounts be paid to the Pledgors entitled to payment therefor.

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4.07	Distribution Account.

(a)	Deposits to the Distribution Account. There shall be deposited in the Distribution Account the amounts distributed from the Revenue Account pursuant to Sections 4.01(g) and 4.02(c)(viii) above.

(b)	Withdrawals from the Distribution Account. Subject to Section 3.05, all amounts from time to time on deposit in the Distribution Account shall be available to the Borrower on each Quarterly Date for distribution to the Pledgors or for funding of Permitted Capital Expenditures, provided that (i) such distribution is a permitted distribution pursuant to Section 8.12 of the Credit Agreement (a “Permitted Distribution”) and (ii) the Borrower shall have delivered to the Collateral Agent an Executed Withdrawal/Transfer Certificate with respect to such amounts to the Collateral Agent together with a Distribution Certificate in form and substance acceptable to the Administrative Agent.

(c)	Capacity Reservation Fees. Notwithstanding the foregoing provisions of this Section 4.07, all amounts transferred to the Distribution Account pursuant to Section 4.01(g) shall be available to the Borrower for distribution to the Pledgors on any Monthly Transfer Date following the Funding Date, provided that (i) no Event of Default has occurred and is continuing and (ii) the Borrower shall have delivered to the Collateral Agent an Executed Withdrawal/Transfer Certificate with respect to such amounts to the Collateral Agent together with a Distribution Certificate in form and substance acceptable to the Administrative Agent.

4.08	Insurance Proceeds Account.

(a)	Deposits to the Insurance Proceeds Account. The Borrower shall deposit or shall cause to be deposited in the Insurance Proceeds Account the Net Available Amount of all Loss Proceeds in respect of any Event of Loss (including any amounts, instruments or proceeds received in respect of any Event of Taking) to which the Borrower or the Collateral Agent is entitled. If any such amounts are remitted to the Borrower, the Borrower shall hold such amounts in trust for the Collateral Agent and shall, as promptly as possible after the receipt thereof, remit such amounts to the Collateral Agent for deposit in the Insurance Proceeds Account, with any necessary endorsements.

(b)	Withdrawals from the Insurance Proceeds Account. Subject to Section 3.05, funds on deposit in the Insurance Proceeds Account shall be applied from time to time by the Collateral Agent for payments in respect of mandatory prepayment of the Loans, for Restoration or to the Borrower in the manner set forth in clauses (i) through (vi) (inclusive) below.

(i)	Compromise, Adjustment or Settlement.

(A)	To the extent not inconsistent with the EPC Contract, the Administrative Agent (in consultation with the Independent Engineer) shall be entitled at its option to participate in any

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compromise, adjustment or settlement in connection with any Event of Loss under any policy or policies of insurance or any proceeding with respect to any Condemnation of the Property of the Borrower in excess of $5,000,000. The Borrower shall, within 30 days after the request therefore, reimburse the Administrative Agent for all reasonable out-of-pocket expenses (including reasonable attorneys’ and experts’ fees) incurred by the Administrative Agent in connection with such participation.

(B)	Unless the Administrative Agent notifies the Borrower of its intention not to participate in any compromise, adjustment or settlement in accordance with clause (A) above, the Borrower shall not make any compromise, adjustment or settlement in connection with any Event of Loss under any policy or policies of insurance or any proceeding with respect to any Condemnation of the Property of the Borrower in excess of $5,000,000 without the approval of the Administrative Agent (which shall not be unreasonably withheld or delayed). The Borrower shall diligently pursue all claims and rights to compensation against all relevant insurers and/or Government Authorities, as applicable, in respect of any Event of Loss.

(ii)	Occurrence of Event of Loss; Loss Proceeds.

(A)	If an Event of Loss shall occur with respect to any Collateral, the Borrower (I) shall diligently pursue all of its rights to compensation against any person with respect to such Event of Loss and (II) shall not compromise, settle or consent to the settlement of any claim against any Person with respect to such Event of Loss except in accordance with the provisions of this Section 4.08(b).

(B)

Subject to the other provisions of this Agreement, in the event that the Net Available Amount of such Loss Proceeds in respect of any Event of Loss that occurs following Substantial Completion is $25,000,000 or less, the Collateral Agent shall, upon receipt of an Executed Withdrawal/Transfer Certificate with respect thereto either (x) make such funds available to the Borrower for payment directly from the Insurance Proceeds Account for the purpose of Restoring the Affected Property or (y) (1) transfer such funds to the Debt Service Accrual Account for prepayment of the Loans or (2) provided that the Borrower and the Administrative Agent shall have received a certificate of the Independent Engineer certifying that the failure to Restore the Affected Property could not reasonably be expected to result in a Material Adverse Effect, to or as directed by the Borrower for any purpose in its sole discretion; provided, further, however, that, if the Borrower has not delivered

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an Executed Withdrawal/Transfer Certificate with respect to such Loan Proceeds within 90 days of the receipt thereof by the Collateral Agent, the Collateral Agent shall transfer such funds to the Collateral Agent for prepayment of Secured Obligations in accordance with Section 4.08(b)(vi).

(C)	Subject to Section 4.08(b)(iii) and the other provisions of this Agreement, in the event that the Net Available Amount of such Loss Proceeds with respect to any Event of Loss that (I) occurs prior to Substantial Completion is greater than $5,000,000 or (II) occurs following Substantial Completion is greater than $25,000,000, the Collateral Agent shall make such funds available to the Borrower for payment directly from the Insurance Proceeds Account for the purpose of Restoring the Affected Property in accordance with Section 4.08(b)(iii) below.

(iii)	Restoration. Amounts to be made available to the Borrower from the Insurance Proceeds Account to be applied to the Restoration of the Affected Property of the Project following an Event of Loss (“Restoration Work”) shall, be remitted to or as directed by the Borrower by the Collateral Agent, subject to the satisfaction of the following conditions:

(A)	the Borrower has delivered to the Independent Engineer, the Administrative Agent and the Collateral Agent plans and specifications for the Restoration Work, including reasonable estimates of the costs and time required to complete such Restoration Work and copies of all proposed construction or other contracts in connection therewith in form and substance reasonably acceptable to the Administrative Agent (in consultation with the Independent Engineer) (the “Restoration Plan”);

(B)	the Restoration Plan shall provide for Restoration Work that is technically feasible and that will reasonably be expected to, upon completion thereof, result in the Project being financially viable and able to pay Operation and Maintenance Expenses and Debt Service;

(C)	the Restoration Plan shall provide for the Restoration Work to be completed within the period covered by business interruption insurance, plus any additional period agreed between the Borrower and the Administrative Agent (after consultation with the Independent Engineer and the Insurance Advisor) for a cost not to exceed the amount on deposit in the Insurance Proceeds Account in respect of such Event of Loss together with any amounts previously paid directly to the EPC Contractor pursuant to the EPC Contract and any other Committed Available Amounts;

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(D)	the Independent Engineer shall have delivered to the Administrative Agent and the Collateral Agent a certificate to the effect that the amount of Loss Proceeds with respect to such Event of Loss, which has been deposited in the Insurance Proceeds Account together with any business interruption proceeds relating thereto, any amounts previously paid directly to the EPC Contractor pursuant to the EPC Contract and any Committed Available Amounts in respect of the Insurance Proceeds Account are sufficient during the period of time that is required, in the opinion of the Independent Engineer, to Restore the Affected Property to (I) Restore the Affected Property, (II) pay all Operation and Maintenance Expenses, (III) pay all Debt Service and (IV) in the case of any Event of Loss prior to Substantial Completion, achieve Substantial Completion in accordance with the Construction Budget and Schedule and to perform the Borrower’s obligations under the TUAs then in effect; provided, that if the Independent Engineer is unable to provide such a certificate, consent of the Majority Lenders shall have been received;

(E)	no Default or Event of Default could reasonably be expected to occur during Restoration as a consequence of Restoration Work, assuming that Restoration Work on the Project proceeds in accordance with the Restoration Plan;

(F)	the Property constituting the Restoration Work shall be subject to the Lien of the Security Documents (whether by amendment to the Security Documents or otherwise) free and clear of all Liens other than Permitted Liens;

(G)	the Borrower has delivered a certificate of an Authorized Officer of the Borrower certifying that the conditions set out in paragraphs (iii)(B), (E) and (F) above have been satisfied;

(H)

each request by the Borrower for a disbursement of funds from the Insurance Proceeds Account shall be made on at least 10 days’ prior written notice to the Collateral Agent and shall be accompanied by: (I) a certificate of each of an Authorized Officer of the Borrower and of the Independent Engineer that: (w) all of the Restoration Work theretofore completed has been done substantially in compliance with the Restoration Plan therefor; (x) the sum requested is required to pay for costs incurred in connection with such Restoration Work (giving a brief description of the services and materials provided in connection with such Restoration Work and attaching all invoices relating thereto); (y) the sum requested, when added to the amount of funds previously paid out of the Insurance Proceeds Account in respect of such Restoration Work and all funds paid directly to the EPC

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Contractor pursuant to the EPC Contract, does not exceed the cost of the Restoration Work done as of the date of such certificate; and (z) the amount of funds remaining in the Insurance Proceeds Account in respect of such Restoration Work together with all amounts previously paid directly to the EPC Contractor pursuant to the EPC Contract and any Committed Available Amounts in respect of the Insurance Proceeds Account will be sufficient to complete the Restoration Work (giving an estimate of the remaining cost of such completion in such reasonable detail as the Collateral Agent may require); (II) a certificate of an Authorized Officer of the Borrower certifying that no Default or Event of Default shall have occurred and is continuing at such date; (III) an Executed Withdrawal/Transfer Certificate; and (IV) such other certificates, documents or other information as the Collateral Agent shall reasonably require.

(iv)	Completion of Restoration Work. Once such Restoration Work is complete (such completion to be evidenced by a certificate of an Authorized Officer of the Borrower and a certificate of the Independent Engineer delivered to the Collateral Agent), any remaining relevant Loss Proceeds shall be deposited in the Revenue Account for application in accordance with this Agreement.

(v)	Abandonment of or Failure to Pursue Restoration Work. If any Secured Party shall in good faith reasonably determine and notify the Collateral Agent in writing that (A) the Borrower has ceased to carry on or has suspended all or substantially all of its activities in connection with the Restoration Work or has otherwise abandoned the Restoration Work for a period of 90 days or more, other than where cessation or suspension is due to an event of force majeure and the Borrower is using commercially reasonable efforts to commence or recommence such Restoration Work, (B) the Borrower has otherwise failed to pursue the Restoration Work substantially in accordance with the Restoration Plan for 90 or more days or (C) the Borrower has failed to deliver to the Collateral Agent and the Administrative Agent a Restoration Plan within 90 days of the deposit of the Loss Proceeds in respect of an Event Loss, then the Collateral Agent shall promptly prepay the Secured Obligations in accordance with clause (vi) below.

(vi)

Application to Secured Obligations. In the event that funds on deposit in the Insurance Proceeds Account are to be applied to the prepayment of Secured Obligations pursuant to this Section 4.08(b), the Borrower shall prepay the Loans on the date falling two Business Days after the date that such amounts are to be so applied pursuant to this Section 4.08(b) (such date, the “Loss Proceeds Prepayment Date”) in an amount equal to the Net Available Amount of the Loss Proceeds received in respect of the applicable Event of Loss minus any amounts withdrawn from the

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Insurance Proceeds Account in respect of such Event of Loss prior to such date in accordance with clauses (i) through (v) of this Section 4.08(b). In accordance with the preceding sentence, the Borrower shall instruct the Collateral Agent to withdraw, one Business Day prior to the Loss Proceeds Prepayment Date, all funds on deposit in the Insurance Proceeds Account and transfer such funds to the Secured Parties for payment of the Secured Obligations in accordance with the relevant Financing Documents, ratably (based on the outstanding principal amount of such Secured Obligations).

(vii)	Cooperation. Each of the Administrative Agent and the Borrower hereto hereby agrees to use commercially reasonable efforts to fulfill the conditions set forth in Section 4.08(b)(iii) within the time periods set forth in Attachment O of the EPC Contract.

ARTICLE V

AGREEMENTS WITH AGENTS

5.01	Stamp and Other Similar Taxes. The Borrower shall pay at any time all stamp duty, registration taxes, fees or charges and other duties, levies, charges and fees which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Financing Document or the attachment or perfection of the Lien granted to the Collateral Agent in any Depository Collateral and shall from time to time upon demand by the Administrative Agent indemnify each of the Administrative Agent, the Collateral Agent, the Securities Intermediary, each receiver appointed under this Agreement and each of the other Secured Parties against any liabilities, costs, claims, expenses, penalties and interest resulting from any failure to pay or any delay in paying any such duty or tax (except to the extent that such liabilities, costs, claims, expenses, penalties and interest result from the gross negligence or willful misconduct of any such Person as finally determined by a court of competent jurisdiction).

5.02	Filing Fees, Excise Taxes, Etc. The Borrower agrees to pay or to reimburse the Administrative Agent and the Collateral Agent on demand for any and all amounts in respect of all search, filing and recording fees, taxes, excise taxes, sales taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each other Financing Document to which either such Person is a party and agrees to hold each such Person harmless from and against any and all liabilities, costs, claims, expenses, penalties and interest with respect to or resulting from any delay in paying or omission to pay such taxes and fees (except to the extent that such liabilities, costs, claims, expenses, penalties and interest result from the gross negligence or willful misconduct of any such Person as finally determined by a court of competent jurisdiction).

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ARTICLE VI

THE COLLATERAL AGENT

6.01	General. The provisions of this Article VI are solely for the benefit of the Secured Parties, the Administrative Agent and the Collateral Agent and, except to the extent expressly provided in this Article VI, the Borrower shall have no rights or obligations under this Article VI against the Collateral Agent, the Administrative Agent or any other Secured Party; provided that the Collateral Agent shall be liable to the Borrower for the Collateral Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the eligibility of or affording protection to the Collateral Agent shall be subject to the provision of this Article VI.

6.02	Reliance by the Collateral Agent. The Collateral Agent (to the extent indicated in Section 2.01(c)) shall be entitled to rely upon any officer’s certificate of an authorized officer of the Borrower, the Administrative Agent or any other relevant certificate, notice or other document (including any cable, telegram or telecopy) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and shall have no liability for its actions taken thereupon, unless due to the Collateral Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. Without limiting the foregoing, the Collateral Agent shall be required to make payments to the Agents, the Secured Parties or other Persons only as set forth herein. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement (a) if such action would, in the opinion of the Collateral Agent, be contrary to applicable law or the terms of this Agreement, (b) if such action is not specifically provided for in this Agreement and it shall not have received any such advice or concurrence of the Administrative Agent or the Borrower as it deems appropriate or (c) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Agreement or the Credit Agreement, it shall not first be indemnified to its satisfaction or as required by this Agreement or the Credit Agreement against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with any Executed Withdrawal/Transfer Certificate, any Remedies Direction or other instruction of the Borrower or the Administrative Agent (in each case to the extent such Person is expressly authorized hereunder to direct the Collateral Agent to take or refrain from taking such action), and such action taken or failure to act pursuant thereto shall be binding upon the Borrower, the Agents and the Secured Parties. In the event that the Collateral Agent is required to perform any action on a particular date only following the delivery of an officer’s certificate or other document, the Collateral Agent shall be fully justified in failing to perform such action if it has not first received such officer’s certificate or other document and shall be fully justified in continuing to fail to perform such action until such time as it has received such officer’s certificate or other document.

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6.03	Court Orders. The Collateral Agent is hereby authorized to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Collateral Agent. The Collateral Agent shall not be liable to any of the parties hereto or any other Secured Party, their successors, heirs or personal representatives by reason of the Collateral Agent’s compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

6.04	Resignation or Removal. Subject to the appointment and acceptance of a successor the Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the parties hereto, and the Collateral Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint, with the consent of the Borrower (unless a Default or an Event of Default has occurred and is continuing), such consent not to be unreasonably withheld or delayed, a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. If no successor Collateral Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days following the delivery by the Collateral Agent of a notice of resignation, then the retiring Collateral Agent, in its discretion, may tender into the custody of a court of competent jurisdiction all assets then held by it hereunder, and thereupon shall be discharged from its duties hereunder. After the retiring Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Article VI shall continue in effect for its benefit in respect of any actions taken, suffered or omitted while it was acting as Collateral Agent. A retiring Collateral Agent shall also be deemed to retire as the Securities Intermediary, and any successor Collateral Agent shall be deemed to be the successor Securities Intermediary.

6.05	Exculpatory Provisions.

(a)	Recitals; Value of Collateral; Etc. Neither the Collateral Agent nor any of its affiliates shall be responsible to the Borrower, any other Agent or any Secured Party for: (i) any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or any other Financing Document or in any certificates or other document referred to or provided for in, or received by any Secured Party under, this Agreement or any other Financing Document; (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document or any other document referred to or provided for herein or therein or the perfection, priority or validity of any of the Liens created by the Financing Documents; or (iii) any failure by the Borrower to perform its obligations hereunder or thereunder.

(b)	Performance by the Borrower. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Borrower of any of its obligations under any Financing Document or any other document or agreement contemplated hereby or thereby.

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(c)	Initiation of Litigation, Etc. The Collateral Agent shall not be: (i) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Financing Document; or (ii) responsible for any action taken, suffered or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction).

(d)	Insurance and Taxes on Depository Collateral. The Collateral Agent shall not be liable or responsible for insuring the Depository Collateral or for the payment of taxes, charges, assessments or liens upon the Depository Collateral or otherwise as to the maintenance of the Depository Collateral.

(e)	Personal Liability of the Collateral Agent. The Collateral Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with this Agreement or any other Financing Document or any instruction or direction given to it in accordance with the terms or in furtherance of this Agreement or any other Financing Document unless arising out of its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(f)	Limitation of Liability. No provision of this Agreement shall be construed to relieve the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct as finally determined by a court of competent jurisdiction. The Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Administrative Agent and except to the extent of income or other gain on investments that are deposits in or certificates of deposits or other obligations of the Collateral Agent in its commercial capacity and income or other gain actually received by the Collateral Agent on Permitted Investments.

(g)	Indemnification. The Borrower shall indemnify the Collateral Agent and the Securities Intermediary against any liabilities, costs, claims, expenses, penalties and interest by reason of any claims of third parties (other than the Lenders) resulting from the execution, delivery, enforcement, performance or administration of any transactions contemplated hereby (except to the extent that such liabilities, costs, claims, expenses, penalties and interest result from the gross negligence or willful misconduct of the Collateral Agent or the Securities Intermediary as finally determined by a court of competent jurisdiction).

6.06	Fees; Expenses. The Collateral Agent shall be compensated for its services hereunder in accordance with the agreed fee schedule attached hereto as Schedule II. The Borrower agrees to pay or reimburse all reasonable out-of-pocket expenses of the Collateral Agent (including reasonable fees and expenses for legal services) in respect of, or incident to, the preparation, delivery, execution, administration or enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement.

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6.07	Reports; Documents. The Collateral Agent shall provide to the Borrower and the Administrative Agent, who in turn shall promptly provide to the Secured Parties, a monthly statement of all deposits to, disbursements from and interest and earnings credited to each Collateral Account. The Administrative Agent has delivered to the Collateral Agent a true and correct copy of the Credit Agreement (including Appendix A thereto) as in effect on the date hereof, and from time to time shall deliver to the Collateral Agent any true and complete copies of all amendments thereto.

ARTICLE VII

MISCELLANEOUS

7.01	No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto or any Secured Party in exercising any right, power or privilege hereunder and no course of dealing between parties hereto shall impair any such right, power or privilege or operate as a waiver thereof. No single or partial exercise by any party hereto or any Secured Party of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies provided herein are cumulative and not exclusive of any fights, powers or remedies which any party thereto would otherwise have. No notice to or demand by any party hereto or any Secured Party on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto or any Secured Party to any other or further action in any circumstances without notice or demand.

7.02	Notices. All notices, payment instructions, Remedies Directions and other communications required or permitted to be given hereunder shall be (a) in writing and be considered as properly given and be deemed effective in accordance with Section 11.02 of the Credit Agreement; and (b) sent to a party hereto at its address and contact number specified in Section 11.02 of the Credit Agreement, or at such other address and contact number as is designated by any party in a written notice to the other parties hereto; provided, that with respect to determining whether any notice, payment instruction, Remedies Direction or other communication to the Administrative Agent or the Collateral Agent has been given hereunder, unless otherwise expressly provided herein, such notice shall be deemed effectively given and received on the actual day of receipt by the Administrative Agent or the Collateral Agent, as the case may be, of such notice, payment instruction, Remedies Direction or other communication at its designated office for delivery of notices.

7.03	Amendments. This Agreement may be amended or modified only by an instrument in writing signed by each of the parties hereto.

7.04	Benefit of Agreement; Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and

- 31 -	COLLATERAL AGENCY AGREEMENT

assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders.

(b) In the event that any Person becomes a counterparty to a Permitted Swap Agreement and such Person has not previously executed a Secured Party Addition Agreement in its capacity as a counterparty to a Permitted Swap Agreement, such Person shall execute and deliver to the Collateral Agent: (i) a Secured Party Addition Agreement and (ii) such other documentation as the Collateral Agent may reasonably request. Upon execution and delivery of a Secured Party Addition Agreement, a counterparty to a Permitted Swap Agreement shall be deemed to be a Secured Party for all purposes under the Financing Documents. In furtherance of the foregoing, the counterparty to a Permitted Swap Agreement shall be deemed to have agreed to be bound by the provisions of the Credit Agreement for the limited purposes of indemnifying the Collateral Agent pursuant to Section 10.05 thereof (assuming for purposes of calculating such Person’s liability to make payments on any indemnity claimed thereunder, that any net settlement amount payable to such counterparty to a Permitted Swap Agreement is treated as such Person’s outstanding principal amount of Loans).

7.05	Third-Party Beneficiaries. The covenants contained herein are made solely for the benefit of the parties hereto, and successors and assigns of such parties as specified herein, and shall not be construed as having been intended to benefit any third-party not a party to this Agreement.

7.06	Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument.

7.07	Effectiveness. This Agreement shall be effective on the date first above written.

7.08	Entire Agreement. This Agreement and the other Financing Documents, including the documents referred to herein, constitute the entire agreement and understanding of the parties hereto, and supersede any and all prior agreements and understandings, written or oral, of the parties hereto relating to the subject matter hereof.

7.09	Severability. If any provision of this Agreement is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law: (a) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

7.10	Conflict with Other Agreements. Except as otherwise expressly provided herein, the parties agree that in the event of any conflict between the provisions of this Agreement (or any portion thereof) and the provisions of any other Financing Document or any other

- 32 -	COLLATERAL AGENCY AGREEMENT

agreement (other than the Credit Agreement) now existing or hereafter entered into, the provisions of this Agreement shall control. Except as otherwise expressly provided herein, the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control. In the event that in connection with the establishment of any of the Collateral Accounts with the Collateral Agent, the Borrower shall enter into any agreement, instrument or other document with the Collateral Agent which has terms that are in conflict with or inconsistent with the terms of this Agreement, the terms of this Agreement shall control.

7.11	Dealings With the Borrower. Upon any application or demand (other than a Payment Instruction) by the Borrower to the Collateral Agent to take or permit any action under any of the provisions of this Agreement or any other Security Document (including pursuant to a Withdrawal/Transfer Certificate), the Borrower shall, furnish to the Collateral Agent a certificate (which may be part of the Withdrawal/Transfer Certificate) signed by an authorized officer of the Borrower stating that all conditions precedent, if any, provided for in this Agreement or any other Security Document relating to the proposed action have been complied with. In the case of any such application or demand as to which the furnishing of specified documents is required by any provision of this Agreement or any other Security Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

7.12	Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York and the provisions of Section 11.18 and Section 11.19 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, as if fully set out in this Agreement and each reference in any such Section of the Credit Agreement to the “Agreement”, “herein”, “hereunder” and like terms shall be deemed to refer to this Agreement, provided, however, that notwithstanding anything in any Financing Document to the contrary, for purposes of the UCC, the “security intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) with respect to the Collateral Accounts is the State of New York.

7.13	Termination. Upon the Termination Date, this Agreement shall (except as otherwise expressly set out herein) terminate and be of no further force and effect; provided, that the obligations of the Borrower pursuant to Sections 6.05(e), (f) and (g), Section 6.06 and Section 7.12 shall survive the Termination Date.

7.14	Reinstatement. This Agreement and the obligations of the Borrower hereunder shall continue to be effective or be automatically reinstated, as the case may be, if (and to the extent that) at any time payment and performance of the Borrower’s obligations hereunder, or any part thereof, is rescinded or reduced in amount, or must otherwise be restored or returned by any Agent or any other Secured Party. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated on the same terms and conditions applicable thereto prior to the payment of the rescinded, reduced, restored or returned amount, and shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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7.15	Attorney-In-Fact. For the purposes of allowing the Agents to exercise their rights and remedies upon the occurrence and continuance of an Event of Default, the Borrower irrevocably constitutes and appoints each Agent and any officer or agent thereof, with full power of substitution as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement. Upon the occurrence and continuance of an Event of Default, the Administrative Agent shall promptly inform the Collateral Agent in writing that an Event of Default has occurred and is continuing and that the Administrative Agent is exercising remedies under this Section 7.15.

[SIGNATURES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SABINE PASS LNG, L.P.

By:	Sabine Pass LNG – GP, Inc.,
its General Partner

	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Secretary

Collateral Agency Agreement

HSBC BANK USA, NATIONAL ASSOCIATION,
as Collateral Agent and Securities Intermediary

By:	/s/ Deirdra N. Ross
Name:	Deirdra N. Ross
Title:	Assistant Vice President

Collateral Agency Agreement

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent

By:	/s/ Leon Valera
Name:	Leon Valera
Title:	Director

Address for Notices

1221 Avenue of the Americas
New York, NY 10020
Attn: Robert Preminger

Telephone: 212-278-5703
Fax: 212-278-6136

Collateral Agency Agreement

SCHEDULE I

to Agreement

ACCOUNT NAMES AND NUMBERS

ACCOUNT NAME		ACCOUNT NO.
(a)	the Construction Account	10-878957
	(i) the Construction Payment Subaccount	10-878966
	(ii) the Punchlist Retention Subaccount	10-878958
(b)	the Operating Account	10-878960
(c)	the Debt Service Reserve Account	10-878962
(d)	the Debt Service Accrual Account	10-878961
(e)	the Income Tax Reserve Account	10-878963
(f)	the Distribution Account	10-878964
(g)	the Revenue Account	10-878959
(h)	the Insurance Proceeds Account	10-878965

SCHEDULE I TO
COLLATERAL AGENCY AGREEMENT

SCHEDULE II

to Agreement

(Sabine Pass LNG, LP Project)

HSBC Bank USA, National Association as Collateral Agent

SCHEDULE OF FEES (Dated as of November 23, 2004)

Acceptance Fee	$10,000

This one-time fee covers the acceptance of our appointment, review and consideration of all supporting documents, meetings with transaction parties, consultation with attorney, and establishment of procedures required to perform the services required by the governing documents.

This fee is payable at closing.

Annual Administrative Fee	$25,000

This fee covers the ordinary operational responsibilities of HSBC Bank USA, National Association

This fee is payable at closing and annually thereafter.

Legal Fee	At cost, not to exceed $10,000

Out of Pocket	At Cost

These are expenses incurred by us on behalf of the Client to effectively service this account on a day-to-day basis. If required, these include but are not limited to: accountant and counsel fees, postage, stationery, express mail, telephone and facsimile charges. These expenses are charged at cost. A detailed explanation for each item will be included on all billing statements.

Bid Conditions

The fees set forth above are subject to change as circumstances warrant. The Collateral Agent reserves the right to amend this Schedule of Fees or withdraw as the proposed Collateral Agent pending review of the final documents and agreement with respect to the duties, responsibilities and indemnification of HSBC Bank USA. Any fees charged for services not specifically set forth in this schedule will be assessed in amounts commensurate with services rendered. If the transaction should fail to close, the Collateral Agent reserves the right to charge its legal counsel fees and any out-of-pocket expenses. Notwithstanding the foregoing, any changes to the fees set forth on this Schedule II shall be made with the consent of the Borrower (which consent shall not be unreasonably withheld).

SCHEDULE II TO
COLLATERAL AGENCY AGREEMENT

EXHIBIT A

to Agreement

[Letterhead of the Company]

FORM OF WITHDRAWAL/TRANSFER CERTIFICATE

Date of this Withdrawal/Transfer Certificate: [                    ]

Transfer Date: [                    ]

HSBC Bank USA, National Association

as Collateral Agent

452 Fifth Avenue

New York, NY 10018

Attn: Corporate Trust

Re: Sabine Pass LNG Project

Ladies and Gentlemen:

1.	This Withdrawal/Transfer Certificate is delivered to you pursuant to the Collateral Agency Agreement dated as of February 25, 2005 (as amended, supplemented or modified and in effect from time to time, the “Collateral Agency Agreement”) among HSBC Bank USA, National Association, in its capacity as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) and securities intermediary, Société Générale, in its capacity as administrative agent (the “Administrative Agent”) and Sabine Pass LNG, L.P. (the “Company”). Reference is also made to Credit Agreement dated as of February 25, 2005 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”) among the Company, each of the lenders from time to time party to the Credit Agreement (the “Lenders”), the Administrative Agent and the Collateral Agent. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Collateral Agency Agreement or, if not defined therein, in the Credit Agreement.

2.	The undersigned has read and is familiar with the provisions of the Collateral Agency Agreement and the other Financing Documents which are relevant to the furnishing of this Withdrawal/Transfer Certificate. With respect to the information in this Withdrawal/Transfer Certificate, the undersigned has made such examination or investigation as was, in [his] [her] reasonable opinion, necessary to enable [him] [her] to express an opinion as to the accuracy of such information.

3.	This Withdrawal/Transfer Certificate is being provided to you at least five Business Days prior to the Transfer Date set out above (the “Proposed Transfer Date”).

4.	Construction Account; Cash Flow Waterfall

(a)

The Company hereby requests that the amount set forth in column 1 of Annex A-1 be transferred from the Construction Account to the applicable Collateral Account or Person set forth on column 2 of Annex A-1 on the Proposed Transfer Date (each such transfer, a “Construction Account Monthly Transfer”).

EXHIBIT A TO
COLLATERAL AGENCY AGREEMENT

(b)	On each date set forth in column 1 of Annex A-2 hereto (each such date, a “Construction Secondary Withdrawal/Transfer Date”), the Company hereby requests that the sum set forth in column 2 of Annex A-2 opposite such Construction Account Withdrawal/Transfer Date be withdrawn and transferred from the Collateral Account identified in column 3 to the Collateral Account or Person set forth on column 4 of Annex A-2 hereto on the applicable Construction Secondary Withdrawal/Transfer Date (each such requested withdrawal and/or transfer as described in any row appearing in Annex A-2 hereto, a “Construction Secondary Withdrawal/Transfer”). Each Construction Secondary Withdrawal/Transfer marked with an “*” constitutes a Payment Instruction as contemplated under the Collateral Agency Agreement.

(c)	Each Construction Account Monthly Transfer specified in Annex A-1 is to be applied for the purpose described in column 3 of the row relating to such Construction Account Monthly Transfer and each Construction Secondary Withdrawal/Transfer specified in Annex A-2 is to be applied for the purpose described in column 5 of the row relating to such Construction Secondary Withdrawal/Transfer.

5.	Revenue Account; Cash Flow Waterfall

(a)	The Company hereby requests that the amount set forth in column 1 of Annex A-3 be transferred from the Revenue Account to the applicable Collateral Account or Person set forth on column 2 of Annex A-3 on the Proposed Transfer Date (each such transfer, a “Revenue Account Monthly Transfer”).

(b)	On each date set forth in column 1 of Annex A-4 hereto (each such date, a “Revenue Account Secondary Withdrawal/Transfer Date”), the Company hereby requests that the sum set forth in column 2 of Annex A-4 opposite such Revenue Account Secondary Withdrawal/Transfer Date be withdrawn and transferred from the Collateral Account identified in column 3 to the Collateral Account or Person set forth on column 4 of Annex A-4 hereto on the applicable Revenue Account Withdrawal/Transfer Date (each such requested withdrawal and/or transfer as described in any row appearing in Annex A-4 hereto, a “Revenue Account Secondary Withdrawal/Transfer”). Each Revenue Account Secondary Withdrawal/Transfer marked with an “*” constitutes a Payment Instruction as contemplated under the Collateral Agency Agreement.

(c)	Each Revenue Account Monthly Transfer specified in Annex A-3 is to be applied for the purpose described in column 3 of the row relating to such Revenue Account Monthly Transfer and each Revenue Secondary Withdrawal/Transfer specified in Annex A-4 is to be applied for the purpose described in column 5 of the row relating to such Revenue Secondary Withdrawal/Transfer.

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COLLATERAL AGENCY AGREEMENT

6.	Payment of Project Costs

(a)	The amount to be transferred from the Construction Account to the account of [the EPC Contractor] [or specify other Person or account] on the Proposed Transfer Date is $[ ], which amount [together with amounts to be transferred to the Construction Payment Subaccount from the Revenue Account for the payment of Project Costs on the proposed Withdrawal/Transfer Date][1] is equal to the Project Costs then due and payable.

[(b)	The amount to be transferred from the Revenue Account to the Construction Payment Subaccount on the Proposed Transfer Date is $[ ], which amount is equal to the Project Costs that will become due and payable within a 30-day period from the Transfer Date stated above not otherwise funded from the Construction Account pursuant to paragraph 6(a) above.][2]

[(c)	The amount to be transferred from the Construction Account to the Construction Payment Subaccount on the Proposed Transfer Date is $[ ], which amount is equal to the Project Costs that will become due [within a 30-day period from the Transfer Date stated above][3] [on or prior to Final Completion][4].

[(d)	The amount to be transferred from the Construction Account to the Punchlist Retention Subaccount on the Proposed Transfer Date is $[ ], which amount [together with amounts to be transferred from the Revenue Account to the Punchlist Retention Subaccount pursuant to paragraph 6(e) below] is equal to the total cost of the Punchlist items owing to, and as notified by, the EPC Contractor to the Company pursuant to Section 11.6B of the EPC Contract.][5]

[(e)	The amount to be transferred from the Revenue Account to the Punchlist Retention Subaccount on the Proposed Transfer Date is $[ ], which amount is equal to the difference between the proceeds of the final Loan under the Credit Agreement and the cost of Punchlist items notified by the EPC Contractor to the Borrower pursuant to Section 11.6B of the EPC Contract.][6]

(f)	The amount to be transferred from the Punchlist Retention Subaccount on the Construction Secondary Withdrawal/Transfer Date is $[ ], which amount is equal to the cost of punchlist items then due and payable.[7]

[1]	Insert as applicable.
[2]	Insert only to the extent that amounts on deposit in Construction Account are insufficient to cover all Project Costs due and payable on the proposed Withdrawal/Transfer Date.
[3]	Insert only with respect to transfers occurring prior to Final Funding Date.
[4]	Insert only with respect to transfers occurring on or after Final Funding Date.
[5]	Insert if applicable.
[6]	Insert if applicable.
[7]	Insert if applicable.

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COLLATERAL AGENCY AGREEMENT

7.	Payment of Operation and Maintenance Expenses

(a)	The amount to be transferred from the Revenue Account to the Operating Account on the Proposed Transfer Date is $[ ], which amount [together with amounts to be transferred to the Operating Account from the Construction Account for the payment of Operation and Maintenance Expenses on the Proposed Transfer Date][8] is equal to the Operation and Maintenance Expenses then due and payable or to become due and payable within the next 30 days, net of any surplus remaining in the Operating Account from prior deposits therein and [without duplication of any amounts transferred pursuant to paragraph 7(b) below][9].

[(b)	The amount to be transferred from the Construction Account to the Operating Account on the Proposed Transfer Date is $[ ], which amount is equal to the Operation and Maintenance Expenses then due and payable or to become due and payable within the next 30 days not otherwise funded from the Revenue Account pursuant to paragraph 7(a) above and net of any surplus remaining in the Operating Account from prior deposits therein.][10]

(c)	The current balance on deposit in the Operating Account is $[ ].

8.	Payments of Debt Service.

[(a)	The amount to be transferred from the Revenue Account to the Debt Service Accrual Account on the on the Proposed Transfer Date is $[ ], which amount is equal to (I) one-sixth (1/6th) of the Debt Service in respect of the Secured Obligations due on the immediately succeeding Principal Payment Date and (II) all other regularly scheduled Debt Service due or to become due and payable in the next succeeding 30-day period.][11]

[(b)	The amount to be transferred from the Debt Service Accrual Account on the Proposed Transfer Date is $[ ], which amount is equal to amount due and payable in respect of the Permitted Swap Agreements.][12]

[(c)	The amount to be transferred from the Debt Service Accrual Account on the Proposed Transfer Date is $[ ], which amount is equal to amount due and payable in respect of all Permitted Indebtedness described in Section 8.16(b) of the Credit Agreement.][13]

[(d)	The amount to be transferred from the Debt Service Accrual Account on the Proposed Transfer Date is $[ ], which amount is equal to amount due and payable in respect of all Permitted Indebtedness other than the Permitted Indebtedness described in Sections 8.16(a) and 8.16(b) of the Credit Agreement.][14]

[8]	Insert as applicable.
[9]	Insert as applicable prior to the Term Conversion Date.
[10]	Insert as applicable.
[11]	Insert if applicable.
[12]	Insert if applicable.
[13]	Insert if applicable.
[14]	Insert if applicable.

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COLLATERAL AGENCY AGREEMENT

9.	Debt Service Reserve Account. The amount to be transferred from the Revenue Account to the Debt Service Reserve Account on the Proposed Transfer Date is $[ ], which amount is equal to the excess of (i) the Required Debt Service Reserve Amount minus amounts then on deposit in the Debt Service Reserve Account on the Proposed Transfer Date.][15]

[10.	Payment of Income Tax. The amount to be transferred from the Revenue Account to the Income Tax Reserve Account on the Proposed Withdrawal/Transfer Date is $[ ], which amount is equal to one third (1/3rd) of the amount that would be due as a quarterly estimated payment in respect of federal income tax and state income and franchise tax liability that would have accrued if the Company were a corporation subject to federal income tax and state income and franchise tax [plus the amount, if necessary, to take into account an increase in the estimated federal and state income tax and franchise liability of the immediately preceding annual tax reporting period] net of any surplus then on deposit in the Income Tax Reserve Account.][16]

11.	Emergency Capital Expenditures. The amount to be transferred from the Revenue Account for the payment of Emergency Capital Expenditures on the [Proposed Transfer Date] [Revenue Account Secondary Withdrawal/Transfer Date] is $[ ].

[12.	Permitted Capital Expenditures. The amount to be transferred from the Revenue Account for the payment of Permitted Capital Expenditures on the Proposed Withdrawal/Transfer Date is $[ ]. Such Permitted Capital Expenditures have been incurred prior to the Final Maturity Date and are less than $5,000,000 for the current fiscal year and less than $15,000,000 in the aggregate.][17]

[13.	Insurance Proceeds. The amount to be transferred from the Insurance Proceeds Account to [the Company for the purpose of Restoring the Affected Property] [the Debt Service Accrual Account for prepayment of the Loans] [the Company to use in its sole discretion] is $[ ]. [The Company and the Agent and the Administrative Agent have received a certificate of the Independent Engineer certifying that the failure to Restore the affected Property could not reasonably be expected to result in a Material Adverse Effect.]18][19]

[15]	Insert if applicable.
[16]	Insert if applicable.
[17]	Insert if applicable.
[18]	Insert if applicable.
[19]	Insert if applicable.

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COLLATERAL AGENCY AGREEMENT

[14.	Distributions.

(a)	The amount to be transferred from the Revenue Account to the Distribution Account on the Proposed Transfer Date is $[ ], which amount is equal to the full remaining amount on deposit in the Revenue Account.][20]

(b)	The amount to be transferred from the Distribution Account to the Company on the Revenue Secondary Withdrawal/Transfer Date (which date is also a Quarterly Date) is $[ ]. Such distribution is a [Permitted Distribution pursuant to Section 8.12 of the Credit Agreement] [distribution for the purposes of funding Permitted Capital Expenditures of the type referred to in paragraph (c) in the definition thereof].

[(c)	The amount to be transferred from the Distribution Account to the Company with respect to Capacity Reservation Fees is $[ ].][21]

15.	Certifications. THE UNDERSIGNED, ON BEHALF OF THE COMPANY, HEREBY CERTIFIES FOR THE BENEFIT OF EACH SECURED PARTY THAT, as of the date hereof:

(a)	the Company is entitled, pursuant to the terms of Articles III and IV of the Collateral Agency Agreement and [insert relevant sections of other applicable Financing Documents], to request each Construction Account Monthly Transfer, Revenue Account Monthly Transfer, Construction Secondary Withdrawal/Transfer and Revenue Secondary Withdrawal/Transfer in the manner, in the amount and at the times set out in this Withdrawal/Transfer Certificate;

(b)	the Company certifies that each withdrawal and transfer requested herein is for an amount required for, and shall solely be used for, the purpose set forth herein and in the Annexes attached hereto in accordance with the Collateral Agency Agreement and the other Financing Documents;

(c)	the Company is in compliance with the procedures, conditions and requirements set out in the Collateral Agency Agreement and all other applicable Financing Documents in connection with each Construction Account Waterfall Transfer, Revenue Account Waterfall Transfer, Construction Account Withdrawal/Transfer and Revenue Account Withdrawal/Transfer requested herein;

(d)	except to the extent previously disclosed by the Company to the Collateral Agent in writing, no Trigger Event has occurred and is continuing; and

(e)	attached hereto are all other documents and instruments which are required to be annexed hereto pursuant to the Collateral Agency Agreement and any other Financing Document, if any, in connection with the Construction Account Withdrawal/Transfers and Revenue Account Withdrawal/Transfers requested herein.[22]

[20]	Insert if applicable.
[21]	Insert if applicable.
[22]	This may include a Distribution Certificate.

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COLLATERAL AGENCY AGREEMENT

Each of the foregoing certifications shall be deemed to be repeated on each Construction Account Monthly Transfer Date, Construction Secondary Withdrawal/Transfer Date, Revenue Account Monthly Transfer Date and Revenue Secondary Withdrawal/Transfer Date to which this Withdrawal/Transfer Certificate relates.

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COLLATERAL AGENCY AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Withdrawal/Transfer Certificate on this [    ] day of [            ], [            ].

By:	Sabine Pass LNG – GP, Inc.,
its General Partner

By:
Name:
Title:

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COLLATERAL AGENCY AGREEMENT

Annex A-1 to Withdrawal/Transfer Certificate

Withdrawals from the Construction Account

Amount to be withdrawn/transferred	Collateral Account or Person to be Transferred to	Purpose
[EPC Contractor] [or specify other Person or account]
Construction Payment Subaccount
[Punchlist Retention SubAccount]
Revenue Account
[Operating Account]
[Debt Service Reserve Account]

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COLLATERAL AGENCY AGREEMENT

Annex A-2 to Withdrawal/Transfer Certificate

Withdrawals from Collateral Accounts

Withdrawal/Transfer Date	Amount to be withdrawn/transferred	Collateral Accounts	Recipient	Purpose

Entries marked with a “*” constitute irrevocable Payment Instructions.

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Annex A-3 to Withdrawal/Transfer Certificate

Withdrawals from the Revenue Account

Collateral Amount to be withdrawn/transferred	Collateral Account or Person to be Transferred to	Purpose
[Construction Payment Subaccount]
[Punchlist Retention Subaccount]
Revenue Account
Operating Account
Debt Service Accrual Account
[Debt Service Reserve Account]
Income Tax Reserve Account
[Distribution Account]

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COLLATERAL AGENCY AGREEMENT

Annex A-4 to Withdrawal/Transfer Certificate

Withdrawals from Collateral Accounts

Withdrawal/Transfer Date	Amount to be withdrawn/transferred	Collateral Accounts	Recipient	Purpose

Entries marked with a “*” constitute irrevocable Payment Instructions.

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COLLATERAL AGENCY AGREEMENT

EXHIBIT B

to Agreement

FORM OF DISTRIBUTION CERTIFICATE

[Pursuant to Section 4.07 of the Collateral Agency Agreement]

Date of this Distribution

Certificate:

[Transfer Date/Disbursement

Date                     ]

HSBC Bank USA, National Association

as Collateral Agent

452 Fifth Avenue

New York, NY 10018

Attn: Corporate Trust

Ladies and Gentlemen:

This Distribution Certificate is delivered to you pursuant to Section 4.07 of the Collateral Agency Agreement (as amended, supplemented or modified and in effect from time to time, the “Collateral Agency Agreement”) dated as of February 25, 2005 among HSBC Bank USA, National Association, in its capacity as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) and securities intermediary, Société Générale, in its capacity as administrative agent (the “Administrative Agent”) and Sabine Pass LNG, L.P. (the “Company”). Reference is also made to Credit Agreement dated as of February 25, 2005 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”) among the Company, each of the lenders from time to time party to the Credit Agreement (the “Lenders”), the Administrative Agent and the Collateral Agent. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Collateral Agency Agreement (or if not defined therein, in the Credit Agreement)..

The undersigned is an Authorized Officer of the Company and has read and is familiar with the provisions of the Collateral Agency Agreement and the other Financing Documents that are relevant to the furnishing of this Distribution Certificate. With respect to the information herein, the undersigned has made such examination or investigation as was, in the reasonable opinion of the undersigned, necessary to enable the undersigned to express an opinion as to the accuracy of such information.

The undersigned, on behalf of the Company, hereby certifies for the benefit of each Secured Party as of the date hereof as to the matters set out in paragraphs 1 through 4 below.

1.	This Distribution Certificate is being provided to you at least five Business Days prior to the Disbursement Date set out above (the “Proposed Transfer Date”).

EXHIBIT B TO
COLLATERAL AGENCY AGREEMENT

2.	Each of the following conditions have been satisfied and the Company has no reason to believe that any such condition will not be satisfied both immediately before and immediately after the making of the proposed Restricted Payment(s):

(a)	the first Principal Payment Date has occurred or shall be concurrent with the Proposed Transfer Date;

(b)	[no Default or Event of Default has occurred and is continuing or will occur as a consequence of such Restricted Payment][23];

(c)	the Debt Service Reserve Account is fully funded in an amount at least equal to the Required Debt Service Reserve Amount;

(d)	the Debt Service Coverage Ratio for the most recent calendar quarter is not less than 1.25 to 1.0;

(e)	the Company hereby certifies that:

(I)	each of the foregoing conditions has been or shall be satisfied as of the Proposed Transfer Date; and

(II)	attached as Annex I are the detailed calculations for computing the Debt Service Coverage Ratio referred to in clause 2(d) above and such calculations were prepared in good faith and were based on reasonable assumptions.

3.	The Company hereby agrees that if any event shall occur on or prior to the Proposed Transfer Date that shall render the statement certified in paragraph 2 or 4 false or misleading, the Company shall give the Collateral Agent notice of any such event on the same date as the date on which the Company knows or should reasonably have known of such event.

4.	The Company is in compliance with the procedures, conditions and requirements set out in all the applicable Financing Documents in connection with the proposed distribution requested herein.

[23]	Note that this certification is the only certification required to be given by the Company in connection with distributions under Section 4.07(c) of the Credit Agreement.

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COLLATERAL AGENCY AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Withdrawal/Transfer Certificate on this [    ] day of [            ], [            ].

By:	Sabine Pass LNG – GP, Inc.,
its General Partner

By:
Name:
Title:

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COLLATERAL AGENCY AGREEMENT

Annex I

to Distribution Certificate

CALCULATION OF DEBT SERVICE COVERAGE RATIOS

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COLLATERAL AGENCY AGREEMENT

EXHIBIT C

[FORM OF SECURED PARTY ADDITION AGREEMENT]

Reference is made to (i) that certain Collateral Agency Agreement, dated as of February 25, 2005 (the “Collateral Agency Agreement”), among HSBC Bank USA, National Association, in its capacity as Collateral Agent, Société Générale, in its capacity as Administrative Agent and Sabine Pass LNG, LP, as Borrower and (ii) that certain Security Agreement, dated as of February 25, 2005, among the Collateral Agent, the Administrative Agent and the Borrower.

The undersigned hereby agrees to be bound by, and to benefit from, the Security Agreement and the Collateral Agency Agreement as if a party thereof.

Date:	__________	[Insert Name of Party to be Added]

By:
Name:
Title:

Address for Notes:

Attention:

Tel. No.:

Fax No.:

EXHIBIT C TO
COLLATERAL AGENCY AGREEMENT